Exhibit 99.1

Keane Announces Newbuild Orders for Three Hydraulic Fracturing Fleets

HOUSTON, Texas (December 14, 2017) - Keane Group, Inc. (“Keane” or the “Company”) today announced that it has placed orders for approximately 150,000 newbuild hydraulic horsepower, representing three additional hydraulic fracturing fleets, which will increase its position as a leading provider of completions services in the U.S.

“Supply and demand fundamentals for U.S. oil and gas well completions remain highly constructive for quality completions service providers,” said James Stewart, Chairman and Chief Executive Officer of Keane. “Favorable conditions have continued to improve throughout the year, and robust 2018 capital budgets announced by producers in recent weeks have amplified and validated the growing demand for our services, which remains in excess of supply. This visibility, coupled with additional pricing improvements, provide the firmness of demand and favorable economics we require to deploy newbuild capital and further our growth trajectory. Given the deployment of all of our previously idled horsepower in 2017, and our partnership with the largest and most efficient customers, we are well positioned to preemptively extend our growth and capitalize on a tightening supply chain. In response, we made the strategic decision to place orders for three additional Tier 4 hydraulic fracturing fleets and wireline trucks, which we expect to deploy in the Permian Basin in response to strong demand. Once delivered, these additional fleets will increase our total hydraulic horsepower to more than 1.3 million, with nearly 800,000 hydraulic horsepower in the Permian Basin concentrated in the Delaware Basin.”

“Improving market signals throughout 2017 have resulted in customer discussions regarding committed newbuild fleets with pricing that now satisfies our margin requirements and capital return thresholds,” said Greg Powell, President and Chief Financial Officer of Keane. “We are in advanced discussions with both existing and new customers and expect to execute dedicated agreements for the new fleets by the end of the first quarter of 2018. Further, our established relationships with component and assembly providers have allowed us to optimize newbuild cost and secure beneficial delivery dates, with two fleets expected to be delivered and deployed by the end of the second quarter of 2018, and a third by the end of the third quarter of 2018. We expect these newbuilds to initially generate annualized Adjusted Gross Profit per fleet of greater than $20 million, representing attractive payback economics consistent with our strategic plan. Total capital expenditures for the three fleets will be approximately $115 million, or approximately $770 per hydraulic horsepower, and we intend to fund such capital expenditures out of cash on hand and expected cash flow from operating activities, as 20% of the cost is due on signing with the balance due upon delivery. This favorable price per hydraulic horsepower is driven by our established supplier relationships, timing of orders, as well as technological advancements to optimize our wellsite footprint. We expect that growth from these newbuilds, in addition to the profitability for our existing 26 fleets, will generate attractive cash flow in 2018. We remain committed to assessing all potential opportunities to maximize shareholder value over the near and long-term, including organic growth, acquisitions, capital return and debt repayment.”

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane's primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions, and cementing, as well as other value-added service offerings. Keane currently owns approximately 1.2 million hydraulic fracturing horsepower and 31 wireline trucks and provides engineered solutions. Keane’s broad geographic footprint spans the most prolific U.S. shale basins including the Permian, Bakken, Marcellus/Utica, and SCOOP/STACK. Keane prides itself on its outstanding employee culture, its efficiency and its ability to meet and exceed the expectations of its customers and communities in which it operates.

Definitions of Non-GAAP Financial Measures

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted Gross Profit. Adjusted Gross Profit provides supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. Adjusted Gross Profit excludes the financial impact of items management does not consider in assessing Keane’s ongoing operating performance, and thereby facilitate review of Keane’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted Gross Profit provides helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Exhibit 99.1

Adjusted Gross Profit is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance, further adjusted to eliminate the impact of all activities in the Corporate segment, such as selling, general and administrative expenses, along with cost of services that management does not consider in assessing ongoing performance.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the Company’s plans, objectives, future opportunities for the Company’s services, future financial performance and operating results and any other statements regarding Keane's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the anticipated funding and expected delivery of the newbuild fleets; the effects of the business combination of Keane and RockPile, including the combined Company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the completion of the RockPile transaction; expected synergies and other benefits from the transaction and the ability of Keane to realize such synergies and other benefits; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane's Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. Keane's filings may be obtained by contacting Keane or the SEC or through Keane's website at http://www.keanegrp.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Investor Relations
(713) 893-3602

Marc Silverberg, ICR
marc.silverberg@icrinc.com